Exhibit 99.1

Owens Corning Reports Third-Quarter 2020 Results

Company Delivered Net Sales of $1.9 Billion; Posted Strong Net Earnings of $206 Million and Record Quarterly Adjusted EBIT of $289 Million

•Company achieved strong financial results in improving markets
•Roofing generated $196 million of EBIT with 26% EBIT margins
•Insulation delivered $73 million of EBIT with 11% EBIT margins
•Composites produced $55 million of EBIT with 11% EBIT margins
•Company reported record operating and free cash flow of $488 million and $425 million

TOLEDO, Ohio – October 28, 2020 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.9 billion in third-quarter 2020, an increase of 1% compared with third-quarter 2019.

Third-quarter 2020 net earnings attributable to Owens Corning were $206 million, or $1.88 per diluted share, compared with $150 million, or $1.36 per diluted share, in third-quarter 2019.

Third-quarter 2020 adjusted earnings were $186 million, or $1.70 per diluted share, compared with $176 million, or $1.60 per diluted share, during the same period one year ago. Third-quarter 2020 adjusted EBIT was $289 million, compared with $277 million in 2019. (See Use of Non-GAAP Measures, See Tables 2 and 3.)

“The health and safety of our employees, their families, and all our stakeholders remains a top priority while we focus on serving the needs of our customers,” said Chairman and Chief Executive Officer Brian Chambers. “Our strong third-quarter performance is a testament to the strength of our market positions, the depth of our product offerings, and the resiliency of our teams to execute well in challenging times. We are well positioned to finish 2020 strong and continue to generate attractive returns for our shareholders.”

Return of Capital and Liquidity

•In September, Owens Corning announced that its Board of Directors has declared a quarterly cash dividend of $0.24 per common share. The dividend will be payable on November 6, 2020, to shareholders of record as of October 20, 2020. Through September 2020, the company returned $159 million to shareholders in share repurchases and dividends. As of the end of the quarter, 2.3 million shares were available for repurchase under the current authorization.

•Owens Corning maintains a strong balance sheet, access to liquidity, and a well-structured debt maturity profile. During the quarter, the company repaid the remaining $190 million on its existing revolving credit facility and repaid the remaining $150 million on its term loan. The company finished third-quarter 2020 with more than $1.7 billion of available liquidity, inclusive of $647 million in cash.

Other Highlights

•Owens Corning sustained a high level of safety performance in third-quarter 2020, with a recordable incident rate of 0.73.

•On August 6, the company announced the appointment of Ken Parks as Senior Vice President and Chief Financial Officer, effective September 8, 2020. During his 35-year career, Mr. Parks has held several financial leadership roles, most recently serving as CFO of Mylan.

•The Owens Corning Foundation has donated about $2 million so far this year in support of pandemic relief to local hospitals, food banks, and other critical needs in more than 70 communities around the globe.

2020 Outlook

•The key economic factors that continue to impact the company’s businesses are global industrial production, U.S. housing starts, and global commercial and industrial construction activity.

•The company expects the COVID-19 pandemic will continue to create uncertainty in its end markets. The magnitude of the impact will depend on the depth and duration of the crisis, as well as the timing of the recovery in the markets served by the company.

•The company expects to continue to capitalize on near-term market demand, control costs, and sustain strong conversion of adjusted earnings into free cash flow as residential, commercial, and industrial markets recover.

•General corporate expenses are currently estimated to be approximately $125 million, compared with its previous estimate of $105 million to $115 million.

•Capital additions are expected to be at the high end of our previous guidance of $250 million to $300 million.

•Interest expense is estimated to be between $125 million to $130 million, in line with the company’s prior guidance.

•The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, which is due to the company’s foreign tax credit carryforwards.

Third-Quarter 2020 Conference Call and Presentation

Wednesday, October 28, 2020
9 a.m. Eastern Time

All Callers

•Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
•Entry number: 6765348 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://services.choruscall.com/links/oc201028.html

Telephone and Webcast Replay

•Telephone replay will be available one hour after the end of the call through November 3, 2020. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
•Conference replay number: 10148251.
•Replay available at https://services.choruscall.com/links/oc201028.html
•Webcast replay available until October 28, 2021.

About Owens Corning

Owens Corning is a global building and industrial materials leader. The company’s three integrated businesses are dedicated to the manufacture and advancement of a broad range of insulation, roofing and fiberglass composite materials. Leveraging the talents of 18,000 employees in 33 countries, Owens Corning provides innovative products and sustainable solutions that address energy efficiency, product safety, renewable energy, durable infrastructure, and labor productivity. These solutions provide a material difference to the company’s customers and make the world a better place. Based in Toledo, Ohio, USA, the company posted 2019 sales of $7.2 billion. Founded in 1938, it has been a Fortune 500® company for 66 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: the severity and duration of the current COVID-19 pandemic on our operations, customers and suppliers, as well as related actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict; levels of residential, commercial and industrial construction activity; levels of global industrial production; competitive and pricing factors; demand for our products; relationships with key customers; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, pandemics, catastrophe, theft or sabotage; climate change, weather conditions and storm activity; availability and cost of energy, transportation, raw materials or other inputs; legal and regulatory proceedings, including litigation and environmental actions; research and development activities and intellectual property protection; issues involving implementation and protection of Information technology systems; our level of indebtedness; our liquidity and the availability and cost of credit; levels of goodwill or other indefinite-lived intangible assets; achievement of expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; our ability to utilize net operating loss carry-forwards and foreign tax credits; issues related to acquisitions, divestitures, joint ventures or expansions; foreign exchange and commodity price fluctuations; price volatility in certain wind energy markets in the U.S.; loss of key employees, labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of October 28, 2020, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Amber Wohlfarth
419.248.7826	419.248.5639

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings (Loss)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
NET SALES	$1,904	$1,883	$5,130	$5,468
COST OF SALES	1,427	1,422	4,004	4,242
Gross margin	477	461	1,126	1,226
OPERATING EXPENSES
Marketing and administrative expenses	163	164	493	527
Science and technology expenses	20	21	59	65
Goodwill impairment charge	—	—	944	—
Other expenses, net	2	1	40	16
Total operating expenses	185	186	1,536	608
OPERATING INCOME (LOSS)	292	275	(410)	618
Non-operating income	(4)	(2)	(11)	(7)
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	296	277	(399)	625
Interest expense, net	35	33	98	101
Loss on extinguishment of debt	—	32	—	32
EARNINGS (LOSS) BEFORE TAXES	261	212	(497)	492
Income tax expense	56	61	119	159
Equity in net earnings of affiliates	1	—	1	—
NET EARNINGS (LOSS)	206	151	(615)	333
Net earnings attributable to noncontrolling interests	—	1	—	1
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$206	$150	$(615)	$332
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.89	$1.37	$(5.66)	$3.04
Diluted	$1.88	$1.36	$(5.66)	$3.02
WEIGHTED AVERAGE COMMON SHARES
Basic	108.8	109.2	108.7	109.2
Diluted	109.5	110.0	108.7	110.0

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Restructuring (costs) / gains	$—	$—	$(10)	$1
Gains on sale of certain precious metals	7	—	26	—
Goodwill impairment charge	—	—	(944)	—
Intangible assets impairment charge	—	—	(43)	—
Total adjusting items	$7	$—	$(971)	$1

The reconciliation from Net earnings (loss) attributable to Owens Corning to EBIT and to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$206	$150	$(615)	$332
Net earnings attributable to noncontrolling interests	—	1	—	1
NET EARNINGS (LOSS)	206	151	(615)	333
Equity in net earnings of affiliates	1	—	1	—
Income tax expense	56	61	119	159
EARNINGS (LOSS) BEFORE TAXES	261	212	(497)	492
Interest expense, net	35	33	98	101
Loss on extinguishment of debt	—	32	—	32
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	296	277	(399)	625
Adjusting items from above	7	—	(971)	1
ADJUSTED EBIT	$289	$277	$572	$624

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings (loss) attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$206	$150	$(615)	$332
Adjustment to remove adjusting items (a)	(7)	32	971	31
Adjustment to remove tax expense/(benefit) on adjusting items (b)	3	(7)	(13)	(7)
Adjustment to remove significant tax items (c)	(19)	—	(1)	12
Adjustment to tax expense to reflect pro forma tax rate (d)	3	1	5	7
ADJUSTED EARNINGS	$186	$176	$347	$375

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.88	$1.36	$(5.66)	$3.02
Adjustment to remove adjusting items (a)	(0.06)	0.29	8.93	0.28
Adjustment to remove tax expense/(benefit) on adjusting items (b)	0.03	(0.06)	(0.12)	(0.06)
Adjustment to remove significant tax items (c)	(0.17)	—	(0.01)	0.11
Adjustment to tax expense to reflect pro forma tax rate (d)	0.02	0.01	0.05	0.06
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.70	$1.60	$3.19	$3.41

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	108.8	109.2	108.7	109.2
Non-vested restricted and performance shares	0.6	0.6	—	0.6
Options to purchase common stock	0.1	0.2	—	0.2
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings (loss) per share	109.5	110.0	108.7	110.0

(a)	Adjusting items in 2019 include loss on extinguishment of debt. Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	Significant tax items in 2020 include the impact of a change in valuation allowances recorded against certain deferred tax assets and change in estimate related to finalized regulations on global intangible low-taxed income (GILTI), part of the U.S. Tax Cuts and Jobs Act of 2017. For comparability, significant tax items in 2019, include the impact of a change in estimate related to proposed regulations on GILTI, the tax impact of adjusting items and other significant tax items.

(d)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2020, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2020 effective tax rate guidance of 26% to 28%, excluding the adjusting items referenced in (a), (b) and (c). For comparability, in 2019, we have used an effective tax rate of 28%, which was our 2019 effective tax rate, excluding the adjusting items referenced in (a), (b) and (c).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	September 30, 2020	December 31, 2019
CURRENT ASSETS
Cash and cash equivalents	$647	$172
Receivables, less allowances of $10 at September 30, 2020 and $11 at December 31, 2019	1,016	770
Inventories	886	1,033
Other current assets	84	86
Total current assets	2,633	2,061
Property, plant and equipment, net	3,717	3,855
Operating lease right-of-use assets	160	203
Goodwill	976	1,932
Intangible assets	1,655	1,721
Deferred income taxes	33	46
Other non-current assets	224	188
TOTAL ASSETS	$9,398	$10,006
LIABILITIES AND EQUITY
Current liabilities	$1,351	$1,329
Long-term debt, net of current portion	3,126	2,986
Pension plan liability	200	231
Other employee benefits liability	173	179
Non-current operating lease liabilities	106	138
Deferred income taxes	342	272
Other liabilities	208	200
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,064	4,051
Accumulated earnings	1,625	2,319
Accumulated other comprehensive deficit	(638)	(610)
Cost of common stock in treasury (c)	(1,200)	(1,130)
Total Owens Corning stockholders’ equity	3,852	4,631
Noncontrolling interests	40	40
Total equity	3,892	4,671
TOTAL LIABILITIES AND EQUITY	$9,398	$10,006

(a)10 shares authorized; none issued or outstanding at September 30, 2020, and December 31, 2019
(b)400 shares authorized; 135.5 issued and 108.0 outstanding at September 30, 2020; 135.5 issued and 109.0 outstanding at December 31, 2019
(c)27.5 shares at September 30, 2020, and 26.5 shares at December 31, 2019

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2020	2019
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings (loss)	$(615)	$333
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Depreciation and amortization	352	337
Deferred income taxes	95	118
Provision for pension and other employee benefits liabilities	(2)	—
Stock-based compensation expense	31	31
Goodwill impairment charge	944	—
Intangible assets impairment charge	43	—
Other adjustments to reconcile net earnings (loss) to cash provided by operating activities	(41)	8
Loss on extinguishment of debt	—	32
Changes in operating assets and liabilities	(53)	(211)
Pension fund contribution	(20)	(34)
Payments for other employee benefits liabilities	(10)	(13)
Other	(7)	(5)
Net cash flow provided by operating activities	717	596
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(203)	(314)
Proceeds from the sale of assets or affiliates	50	1
Derivative settlements	49	28
Net cash flow used for investing activities	(104)	(285)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Proceeds from long-term debt	297	445
Payments on long-term debt	—	(484)
Proceeds from senior revolving credit and receivables securitization facilities	876	1,701
Payments on senior revolving credit and receivables securitization facilities	(876)	(1,683)
Payments on term loan borrowing	(200)	(200)
Net decrease in short-term debt	(20)	(13)
Dividends paid	(78)	(72)
Purchases of treasury stock	(96)	(61)
Other	(9)	(3)
Net cash flow used for financing activities	(106)	(370)
Effect of exchange rate changes on cash	(32)	16
Net increase (decrease) in cash, cash equivalents, and restricted cash	475	(43)
Cash, cash equivalents and restricted cash at beginning of period	179	85
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$654	$42

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$521	$531	$1,413	$1,579
% change from prior year	-2%	5%	-11%	1%
EBIT	$55	$67	$105	$191
EBIT as a % of net sales	11%	13%	7%	12%
Depreciation and amortization expense	$40	$37	$117	$114

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$681	$693	$1,879	$1,945
% change from prior year	-2%	-2%	-3%	-2%
EBIT	$73	$84	$144	$141
EBIT as a % of net sales	11%	12%	8%	7%
Depreciation and amortization expense	$51	$48	$149	$146

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$761	$713	$1,993	$2,105
% change from prior year	7%	11%	-5%	8%
EBIT	$196	$143	$408	$368
EBIT as a % of net sales	26%	20%	20%	17%
Depreciation and amortization expense	$15	$14	$44	$40

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Restructuring (costs) / gains	$—	$—	$(10)	$1
Gains on sale of certain precious metals	7	—	26	—
Goodwill impairment charge	—	—	(944)	—
Intangible assets impairment charge	—	—	(43)	—
General corporate expense and other	(35)	(17)	(85)	(76)
EBIT	$(28)	$(17)	$(1,056)	$(75)
Depreciation and amortization	$14	$13	$42	$37

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$488	$309	$717	$596
Less: Cash paid for property, plant and equipment	(63)	(101)	(203)	(314)
FREE CASH FLOW	$425	$208	$514	$282